Exhibit 99.1

Amarantus Reports First Quarter 2015 Financial Results and Business Overview

- Eltoprazine Phase 2b clinical program on track to commence in 2Q 2015 -

- Management to host conference call and webcast on Wednesday, May 27, 2015 at 5:00 p.m. EDT -

SAN FRANCISCO, CA, and GENEVA, SWITZERLAND – May 20, 2015 - Amarantus BioScience Holdings, Inc. (OTCQB: AMBS), a biotechnology company focused on developing therapeutic and diagnostic products for neurological disorders and orphan indications, announced financial results for the three months ended March 31, 2015. The Company also highlighted recent corporate and clinical development achievements for its Therapeutics Division and its wholly-owned subsidiary, Amarantus Diagnostics, Inc.

“During the first several months of 2015, we have advanced important corporate goals, including the development of strategic options to drive growth for our wholly-owned neuro-diagnostics subsidiary, Amarantus Diagnostics, Inc.,” said Gerald E. Commissiong, President & CEO of Amarantus. “Additionally, we have achieved several developmental and regulatory milestones related to our therapeutic portfolio. One of our key priorities has been to prepare for the initiation of a Phase 2b clinical study of our lead therapeutic product candidate, eltoprazine, in Parkinson’s disease levodopa-induced dyskinesia. We have made tremendous progress moving this forward and are on track to commence the study this quarter.”

FIRST QUARTER 2015 AND RECENT HIGHLIGHTS

Corporate

•	Closed a $5 million Series G preferred stock financing on April 24, 2015;
•	Amended our exclusive option agreement with Lonza Walkersville, Inc. to acquire its subsidiary Cutanogen Corporation, the holder of license rights to intellectual property related to engineered skin substitute (ESS) for the potential treatment of severe burns, allowing for the extension of the option period through August 31, 2015; and

Amarantus Therapeutics

•	Eltoprazine: Parkinson’s disease levodopa-induced dyskinesia (PD-LID), adult ADHD, and Alzheimer's aggression
o	Received a Notice of Allowance for the U.S. patent application covering proprietary methods of administration for eltoprazine for the treatment of Parkinson’s disease (PD);
o	Opened an IND application with the neurology division of the U.S. Food and Drug Administration to advance eltoprazine into Phase 2b clinical studies in PD-LID; and
o	Published Phase 2a clinical study results in BRAIN for the treatment of PD-LID.

•	MANF: Mesencephalic-astrocyte-derived neurotrophic factor
o	Announced the successful delivery and distribution of MANF in a preclinical model to brain areas involved in Parkinson's disease, further solidifying the rationale for its preclinical development as a potential disease-modifying treatment for PD;

o	Entered into a cGMP manufacturing agreement with Catalent Biologics for clinical-grade production of MANF to enable program advancement into human clinical studies in retinitis pigmentosa (RP), retinal artery occlusion, glaucoma and Parkinson's disease;
o	Presented positive preclinical data showing MANF preserves the light-sensing function of photoreceptor cells at ARVO;
o	Received a Notice of Allowance for the U.S. patent application covering compositions of matter and methods of use related to proprietary manufacturing processes for synthetic MANF and its administration for protein therapy and cell therapy; and
o	Received European Union Orphan Drug Designation (ODD) for MANF for the treatment of RP, complementing the US ODD obtained in December 2014..

“We are particularly pleased with the progress of our MANF preclinical development, intellectual property strategy and regulatory efforts to date. We are in a very good position to plan for our first-in-human studies with MANF for the orphan indication RP now that cGMP manufacturing is commencing,” commented Joseph Rubinfeld, Ph.D., member of the Amarantus Board Directors. “MANF represents the long-term significant upside potential for Amarantus, and we are very pleased this will be moving forward in parallel with the near-term opportunities Amarantus Diagnostics and eltoprazine.”

Amarantus Diagnostics, Inc. (a wholly owned subsidiary of Amarantus BioScience Holdings, Inc.)

•	LymPro Test® for the diagnosis of Alzheimer’s disease (AD)
o	Initiated business development activity with the pharmaceutical industry for Investigational Use Only (IUO) LymPro Test biomarker services;
o	Entered into a Letter of Intent with Anavex Life Sciences Corp. to plan the additional scope of further biomarker services for its potential Phase 3 AD clinical trial;
o	Established the first Investigational Use Only (IUO) Alzheimer's biomarker services collaboration with Anavex Life Sciences Corp. to evaluate the effects of ANAVEX-273 on LymPro scores measured from blood samples in Alzheimer’s patients;
o	Presented positive LymPro data at the 12th International Conference on Alzheimer's and Parkinson's Diseases and Related Neurological Disorders; and
o	Established an Alzheimer's disease (AD) Diagnostics Scientific Advisory Board with three internationally-renowned AD and neurological disorder specialists, Paula T. Trzepacz, M.D., Jeffrey L. Cummings, M.D., Sc.D., and Robert A. Stern, Ph.D.

•	MSPrecise® for the diagnosis of multiple sclerosis (MS)
o	Acquired MS diagnostics company Diogenix, Inc.; and
o	Reported preliminary data from a blood-based version of MSPrecise showing it has statistically significant sensitivity and specificity for classifying presentation of MS.

•	Georgetown Assays for the diagnosis of AD
o	Entered into a one-year, exclusive option agreement with Georgetown University to license patent rights for blood based biomarkers for AD and memory loss.

EXPECTED NEAR-TERM MILESTONES

•	Commencement of enrollment and dosing in a Phase 2b clinical study of eltoprazine in PD-LID in 2Q 2015, with data anticipated in 2016;

•	Completion of the acquisition of Cutanogen Corporation, and, shortly following closing, expected initiation of a Phase 2 study of ESS in the treatment of severe burns;
•	Responses from the FDA and the European Commission relating to the Company’s orphan drug applications for MANF in retinal arterial occlusion;
•	Advancement of MSPrecise and LymPro Test into CLIA validation studies in parallel later this year in preparation for launch under CLIA designation to market to the broader medical community in the United States;
•	Execution of one of the strategic options for the Amarantus Diagnostics, including a potential spin-off, to derive the full value of the Company’s premier neuro-diagnostics business; and
•	Pursuit of an eventual up-listing to a national stock exchange in 2015 to position the Company for an appreciation in value and enabling the expansion of its current shareholder base.

“We are making good progress in putting together the ecosystem necessary for Amarantus Diagnostics to mature into a powerhouse in the neuro-diagnostics business,” said Robert Farrell, Chief Financial Officer at Amarantus. “We are nearing key decision points that will provide the roadmap toward full commercialization for MSPrecise and LymPro, and allow the Company to exercise its option agreement with Georgetown University and begin to prepare those assays for commercialization. We are very pleased with the progress made in the last few weeks.”

FIRST QUARTER 2015 FINANCIAL SUMMARY

Research and development costs for the three months ended March 31, 2015 increased $1,960,000 to $2,477,000 from $517,000 for the three months ended March 31, 2014, primarily related to increased compensation expense resulting from an increase in R&D personnel and consultants, as well as increases in sponsored research arrangements.

General and administrative expenses for the three months ended March 31, 2015 increased $2,942,000 to $4,061,000 from $1,119,000 for the three months ended March 31, 2014 primarily due to expenses paid to Lonza Walkersville, Inc. in connection with amendments to the Company’s option agreement for the acquisition of Cutanogen Corporation, as well as increased compensation expense resulting from an increase in G&A personnel, and also consulting and other professional services.

Other income (expense) for the three months ended March 31, 2015 decreased $3,864,000 to $42,000 from $3,906,000 for the three months ended March 31, 2014, primarily due to a decrease in interest expense and a decrease in loss on the issuance of warrants, each of which decreased $596,000 and $3,867,000, respectively.

As of March 31, 2015, the Company had total current assets of $611,000 consisting of $109,000 in cash and cash equivalents and $403,000 in prepaid expenses and other current assets. On April 23, 2015, cash and cash equivalents increased when Amarantus received gross proceeds of $5 million through the completion of a Stock Purchase Agreement with Discover Growth Fund, pursuant to which the Company sold and issued 1,087 shares of newly designated Series G Preferred Stock. The Series G shares were sold with an 8% original issue discount.

“We believe the second half of 2015 will continue with positive momentum for the Company, as we expect to have two ongoing mid-stage clinical studies in the Therapeutics Division for PD-LID and ESS as well as significant advancements as we prepare to move from preclinical studies in MANF into our first human studies for RP next year,” commented Gerald E. Commissiong. “Additionally we expect to announce progress on executing one of the strategic alternatives being evaluated for Amarantus Diagnostics to elicit further value to our shareholders, as well as the completion of the acquisition of Cutanogen Corporation from Lonza. I look forward to sharing our numerous anticipated catalytic milestones over the upcoming months.”

CONFERENCE CALL AND WEBCAST DETAILS

Amarantus Management will host a quarterly business update call on Wednesday, May 27, 2015 at 5:00 p.m. EDT. The business update may be accessed by telephone by dialing Toll-Free (US & Canada): 877-705-2969 or International: 201-689-8868; or by webcast on the News and Events page of the Investor Relations section of the Amarantus corporate web site under the IR Calendar at www.amarantus.com. Webcast participants are encouraged to go to the web site 15 minutes prior to the start of the call to register, download and install any necessary software.

Financial Tables to Follow

Amarantus Bioscience Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)

	March 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$109	$214
Deferred funding fees, net	99	—
Prepaid expenses and other current assets	403	198
Total current assets	611	412
Restricted cash	204	204
Property and equipment, net	165	145
Intangible assets, net	10,277	1,497

Total assets	$11,257	$2,258

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$4,470	$3,502
Accounts payable - Regenicin	—	2,550
Related party liabilities and accrued interest	254	252
Accrued interest	54	25
Note Payable	2,850	—
Total current liabilities	7,628	6,329
Total liabilities	7,628	6,329

Stockholders’ equity (deficit)
Convertible preferred stock, $0.001 par value, 10,000,000 shares authorized:
Series A, $0.001 par value, 250,000 shares designated, -0- shares issued and outstanding as of March 31, 2015 and December 31, 2014	—	—
Series B, $0.001 par value, 3,000,000 shares designated, -0- shares issued and outstanding as of March 31, 2015 and December 31, 2014	—	—
Series C, $0.001 par value, 750,000 shares designated, 750,000 shares issued and outstanding as of March 31, 2015 and December 31, 2014	1	1
Series D, $1,000 stated value; 1,300 shares designated; 750 and 1,299 issued and outstanding as of March 31, 2015 and December 31,2014, respectively; aggregate liquidation preference of $750	675	1,169
Series E, $1,000 stated value; 7,779 shares designated, 7,277 and 4,500 issued and outstanding as of March 31, 2015 and December 31, 2014 respectively; aggregate liquidation preference of $7,277	6,550	4,050
Common stock, $0.001 par value, 2,000,000,000 authorized as of March 31, 2015 and December 31, 2014; 1,012,107,678 and 842,190,750 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	1,010	842
Additional paid-in capital	57,984	45,050
Accumulated deficit	(62,591)	(55,183)
Total stockholders' equity (deficit)	3,629	(4,071)
Total liabilities and stockholders' equity (deficit)	$11,257	$2,258

See notes to condensed consolidated financial statements.

Amarantus Bioscience Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014
Net sales	$—	$—

Operating expense:
Research and development	2,477	517
General and administrative	4,061	1,119
	6,538	1,636

Loss from operations	(6,538)	(1,636)

Other income (expense):
Interest expense	(42)	(638)
Loss on issuance of common stock	—	(67)
Loss on issuance of warrants	—	(3,867)
Change in fair value of warrants and derivative liabilities	—	666
Total other income (expense)	(42)	(3,906)

Net loss	(6,580)	(5,542)
Preferred stock dividends	828	26

Net loss applicable to common shareholders	$(7,408)	$(5,568)

Basic and diluted net loss per common share	$(0.01)	$(0.01)

Basic and diluted weighted average common shares outstanding	1,084,768,816	630,720,618

See notes to condensed consolidated financial statements.

About Amarantus BioScience Holdings, Inc.

Amarantus BioScience Holdings (AMBS) is a biotechnology company developing treatments and diagnostics for diseases in the areas of neurology, psychiatry, ophthalmology and regenerative medicine. AMBS’ Therapeutics division has development rights to eltoprazine, a Phase 2b ready small molecule indicated for Parkinson's disease levodopa-induced dyskinesia, adult ADHD and Alzheimer’s aggression, and owns the intellectual property rights to a therapeutic protein known as mesencephalic-astrocyte-derived neurotrophic factor (MANF) and is developing MANF-based products as treatments for brain and ophthalmic disorders. AMBS’ Diagnostics division owns the rights to MSPrecise®, a proprietary next-generation DNA sequencing (NGS) assay for the identification of patients with relapsing-remitting multiple sclerosis (RRMS) at first clinical presentation, has an exclusive worldwide license to the Lymphocyte Proliferation test (LymPro Test®) for Alzheimer's disease, which was developed by Prof. Thomas Arendt, Ph.D., from the University of Leipzig, and owns intellectual property for the diagnosis of Parkinson's disease (NuroPro). AMBS also owns the discovery of neurotrophic factors (PhenoGuard™) that led to MANF’s discovery.

For further information please visit www.Amarantus.com, or connect with the Company on Facebook, LinkedIn, Twitter and Google+.

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words "believes," "project," "expects," "anticipates," "estimates," "intends," "strategy," "plan," "may," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Investor and Media Contact:

Jenene Thomas

Jenene Thomas Communications, LLC

Investor Relations and Corporate Communications Advisor

T: (US) 908.938.1475

E: jenene@jenenethomascommunications.com

Source: Amarantus Bioscience Holdings, Inc.

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